               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) July 21, 1999
                                                 ------------------
                           ALTEON INC.
-------------------------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
-------------------------------------------------------------------
(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
-------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------

-------------------------------------------------------------------
  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On July 21, 1999, Alteon Inc. issued the following press release:

             "ALTEON APPOINTS TWO NEW BOARD MEMBERS


"RAMSEY, N.J., July 21 -- Alteon Inc. (Nasdaq: ALTN) announced the appointment of Edwin D. Bransome, Jr., M.D., and George M. Naimark, Ph.D. to the Alteon Board of Directors. The appointments bring the total number of Board members to eight.

"Dr. Bransome is Professor of Medicine and
Physiology/Endocrinology, Interim Chief, Section of Endocrinology and Metabolism, Department of Medicine at the Medical College of Georgia. He was recently named President of the United States Pharmacopeial Convention, Inc., succeeding Jane E. Henney, M.D., who resigned to head the Food and Drug Administration. Dr. Bransome has had over 35 years of medical experience and affiliations with professional organizations. He has served on the Board of Directors of the American Diabetes Association, as well as the ADA's Chairman of the Committee on Government Relations and as its liaison with the United States Pharmacopeial Convention.

"Dr. Naimark is President of Naimark & Barba, Inc., a management consultancy, and Naimark & Associates, Inc., a private healthcare consulting organization. He has more than 30 years of experience in the pharmaceutical, diagnostic and medical device industries. His experience includes management positions in research and development, new product development and quality control. In addition, Dr. Naimark was the editor of a medical journal and has authored books on patent law and communications, as well as many articles that have appeared in general business, marketing, scientific and medical journals.

"'We are extremely pleased to appoint two such highly qualified individuals to the Alteon Board of Directors,' said Mark Novitch, M.D., Chairman of Alteon. 'Dr. Bransome has been a prominent and well respected leader in the endocrinology field, with years of medical and professional experience. Dr. Naimark has had vast pharmaceutical business experience and is widely recognized in the industry. Together they add considerable diversity and strength to our Board.'

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and is currently in dose-escalating trials in preparation for a Phase II program. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

                              "# # #

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


             "This press release is also available at
                   http://www.alteonpharma.com"

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: July 23, 1999